SCHEDULE "A"

THIS AGREEMENT made as of the 1st day of June, 2007

BY AND BETWEEN:

Mr. Marc E. Levy
Mr. Art Freeze
Mr. Brian Kerzner
Mr. Tony Ricci
Mr. Joseph Keane

(each a "**Departing Director**" and together the "**Departing Directors**")

OF THE FIRST PART

AND:

Norsemont Mining Inc. of 507 – 700 West Pender Street, Vancouver, B.C. V6C 3G8 ("**Norsemont**" or the "**Company**")

OF THE SECOND PART

(hereinafter called the "**parties**")

WITNESSES THAT WHEREAS:

A. The Company wishes to engage the services of Mr. Patrick Evans (the "CEO") as Chief Executive Officer of the Company;

B. The CEO has requested, and the Company has agreed subject to this Agreement, that five of the current directors of the Company will resign as directors if and when requested by the CEO;

C. The Company has agreed to compensate the Departing Directors, in addition to any other severance and termination arrangements made with the Departing Directors or any of them, with incentive stock options (the "Options") to purchase common shares of the Company; and

D. The Company's stock option plan requires amendment to ensure the Options granted to the Departing Directors, together with any and all Options currently outstanding in favour of the Departing Directors as of the date of this Agreement, are fully vested and exercisable for the respective full terms thereof.

NOW THEREFORE in consideration of the execution of this Agreement and the mutual covenants hereafter set out, the parties hereby covenant and agree as follows:

1. Each of the Departing Directors does hereby release, remise and forever discharge and covenant not to sue **NORSEMONT**, its officers, directors, employees, subsidiaries,

agents, attorneys, successors and assigns, and each of them (collectively the "Released Parties"), from any and all claims, contentions, demands, damages, debts, liabilities, obligations, actions, and causes of action of every kind and nature whatsoever including debt, whether known or unknown, anticipated, or unanticipated, direct or indirect, whether based on tort, contract, statutory, or other legal theories of recovery, and whether for compensatory (both general and special), punitive or exemplary, statutory, or any other form of damages arising out of, or in any way connected with any transaction or employment relationship between the parties and/or contentions which such Departing Director ever had or now have against the Released Parties, arising prior to the date hereof, save and except rights created or reserved in this Agreement.

2. Each of the Departing Directors does hereby covenant and agree that he shall not, for the period of one (1) year following the date of his resignation or expiry of his term as a director, directly or indirectly approach, contact, solicit or negotiate with any Norsemont employee or full-time contractor for the purpose of employing or hiring the services of such person, either for himself or on behalf of any other person, without the prior written consent of Norsemont. For the purpose of this Agreement a Norsemont employee or full-time contractor includes any person who was a Norsemont employee or full-time contractor within the period of six (6) months prior to the date of this Agreement. For greater certainty this paragraph shall not apply to Norsemont employees or full-time contractors who are currently providing services to another person or entity with which a Departing Director is associated.

3. Norsemont agrees to grant to the Departing Directors the following Options for a term of five years, with an exercise price based on the 5-day volume weighted average price for the period immediately preceding the date of this Agreement:

Name	Number of Options
Marc E. Levy[1]	200,000
Art Freeze	200,000
Brian Kerzner	300,000
Tony Ricci	200,000
Joseph Keane	50,000

which Options will be fully vested and will remain exercisable for the full five year term thereof, subject to approval and confirmation by the shareholders of the Company eligible to vote at the SGM (as defined below).

4. Norsemont agrees to take all such steps and prepare all such documents, proxies and notices as may be necessary to call a special general meeting (the "SGM") of shareholders of the Company to be held on or about July 15, 2007 to consider and, if thought fit to approve resolutions:

a) revoking the existing stock option plan ("SOP") of the Company;

[1] As provided in the Settlement Agreement of even date by and among the Company, Mosam Ventures Inc. and Marc Levy

b) adopting a new SOP providing that the board of directors of the Company shall have discretion to determine, *inter alia*, the vesting schedule (if any) and the cancellation upon termination provisions (if any) applicable to any and all Options granted thereunder;

c) increasing the number of Options available to be granted under the SOP to such greater number as is not less than the aggregate of i) the number of Options currently outstanding, ii) the number of Options to be granted to the CEO and iii) the number of Options to be granted hereunder;

d) confirming and approving an amendment to each of the stock option agreements currently outstanding between the Company and the Departing Directors to provide that the Options granted under such agreements will be fully vested as of the date of this Agreement and will be fully exercisable for the balance of the term thereof notwithstanding the resignation of, or expiry of the term of, any Departing Director; and

e) confirming and approving the granting of the Options to Departing Directors referred to in paragraph 3 of this Agreement.

The Departing Directors agree to take all such reasonable steps as may be necessary or adviseable to support the passage of the foregoing resolutions at the SGM.

5. The parties agree that if the resolutions contemplated in section 4 of this Agreement are not passed by the shareholders of the Company at the SGM, the Company shall compensate each Departing Directors for the value of the unexercised Options held by such Departing Director (including without limitation the Options contemplated in paragraph 3 of this Agreement) in the following manner:

a) by agreement between the Company and the respective Departing Director;

b) if the Company and a Departing Director are unable to agree in writing on compensation within twenty (20) business days, the determination shall be made by a mutually acceptable independent firm of chartered accountants and the determination of such firm shall be final and binding on the Company and the Departing Director;

c) if the Company and a Departing Director are unable to agree in writing on a mutually acceptable independent firm of chartered accountants within five (5) business days following the twenty business day period referred to in (b) above, the auditors of the Company shall select such independent firm with five (5) business days of written request by the Company or the Departing Director.

The Company shall pay the fees and expenses of any independent firm of chartered accountants engaged hereunder unless such firm determines that the Departing Director has commenced the determination without reasonable cause, in which case such Departing Director shall pay the fees and expenses of the firm.

6. The parties agree that the terms of this Agreement shall be kept confidential by them unless they are required or compelled by law to disclose them, in which case they may only disclose such terms as may be necessary to meet that legal obligation.

7. Each Departing Director agrees that he will not purport to represent Norsemont in any way, publicly or otherwise, and will refrain from making any statements about Norsemont, other than as he may be required or compelled by law, without first obtaining the consent in writing of the Company.

8. This Agreement constitutes the entire agreement between the parties regarding the Options to be granted hereunder and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

9. The parties have read and understand this Agreement, have been advised in respect of it by their respective solicitors and have executed it voluntarily.

10. This Agreement may be enforced in the courts of British Columbia and shall be governed and construed in accordance with the laws of British Columbia.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year first above written.

SIGNED, SEALED AND DELIVERED by **MARC E. LEVY** in the presence of:

Heidi Chik
Name

507 - 700 W. Pender St.
Address

Executive Assistant
Occupation

MARC E. LEVY

SIGNED, SEALED AND DELIVERED by **ART FREEZE** in the presence of:

Name

Address

Occupation

ART FREEZE

SIGNED, SEALED AND DELIVERED by **BRIAN KERZNER** in the presence of:

Tammi Kerzner
Name

3060 Procter Ave W
Address

Self employed
Occupation

BRIAN KERZNER

SIGNED, SEALED AND DELIVERED by **TONY RICCI** in the presence of:

Name

Address

Occupation

TONY RICCI

SIGNED, SEALED AND DELIVERED by **ART FREEZE** in the presence of:

Name

Address

Occupation

ART FREEZE

SIGNED, SEALED AND DELIVERED by **BRIAN KERZNER** in the presence of:

Name

Address

Occupation

BRIAN KERZNER

SIGNED, SEALED AND DELIVERED by **TONY RICCI** in the presence of:

Heidi Chik

Name

507 - 700 W. Pender st.

Address

Executive Assistant

Occupation

Tony M Ricci

TONY RICCI

SIGNED, SEALED AND DELIVERED by **JOSEPH KEANE** in the presence of:

Kim Batorson

Name

7701 N. Business Park Dr

Tucson AZ 85743

Address

Adm. Assistant

Occupation

Joseph Keane

JOSEPH KEANE

THE CORPORATE SEAL of **NORSEMONT MINING INC.** was hereunto affixed in the presence of:

C/S

Authorized Signatory

SIGNED, SEALED AND DELIVERED by MARC E. LEVY in the presence of:

Name

Address

Occupation

MARC E. LEVY

SIGNED, SEALED AND DELIVERED by ART FREEZE in the presence of:

Name Joanne C. Freeze

Address 3537 West 30th Ave
Vancouver, B.C., V6S 1W6

Occupation Geologist

ART FREEZE

SIGNED, SEALED AND DELIVERED by **JOSEPH KEANE** in the presence of:	
	JOSEPH KEANE
Name	
Address	
Occupation	

THE CORPORATE SEAL of **NORSEMONT MINING INC.** was hereunto affixed in the presence of:	
Authorized Signatory	C/S